Exhibit 99.1

BlackLine Announces Third Quarter Financial Results

Reports Record Revenue of $32 Million, an Increase of 49%

Provides Fourth Quarter and Full Year 2016 Outlook

LOS ANGELES, Calif. -- (GLOBE NEWSWIRE) – November 30, 2016 -- BlackLine, Inc. (Nasdaq: BL), a leading provider of financial controls and automation solutions that enable Continuous Accounting, today announced financial results for the third quarter ended September 30, 2016.

“This is our first earnings report as a newly public company and we are excited to announce record third quarter revenue. Our performance this quarter reflects significant increases in new customers and users, as well as expansion into new markets globally,” said Therese Tucker, Founder and CEO.  “We also had several notable operational achievements in the quarter.  We expanded our European presence with a new office in Frankfurt, hired a new Chief Customer Officer and further strengthened BlackLine’s market leadership position with the acquisition of Runbook.”

“Following the successful completion of our IPO, we believe the Company is well positioned to continue executing against our growth plans and take advantage of the substantial market opportunity for BlackLine’s solutions.”

Third Quarter 2016 Financial Highlights

•	Total revenues of $32.2 million for the third quarter of 2016, an increase of 49% compared to the third quarter of 2015.
•	Total non-GAAP revenues of $32.4 million for the third quarter of 2016, an increase of 49% compared to the third quarter of 2015.
•	Net loss of $6.6 million, or $0.16 per share, on 40.8 million weighted average shares outstanding.
•	Non-GAAP net loss of $2.2 million, or $0.05 per share, on 40.8 million weighted average shares outstanding.
•	Free cash flow of $2.9 million, or 9% of revenue, for the third quarter of 2016 compared to ($1.6) million, or (7%) of revenue, for the third quarter of 2015.

Key Metrics and Recent Business Highlights

•

Completed initial public offering and began trading on the NASDAQ Global Select Market on October 28, 2016. Net proceeds from the IPO were approximately $151.7 million, after underwriting discounts and other offering costs.

•	Repaid in full all outstanding debt under the Company’s credit facility on November 3, 2016.
•	Acquired Runbook Company B.V., a provider of financial close and automation solutions to the SAP market.
•	Hired cloud software veteran, Karen Flathers, as Chief Customer Officer.
•	The Company ended the third quarter of 2016 with 1,625 customers and 156,774 users.
•	Dollar-based net revenue retention rate of 118% for the third quarter of 2016.

Financial Outlook

Fourth Quarter 2016

•	Total revenue is expected to be in the range of $33.0 million to $34.0 million.
•	Total non-GAAP revenue is expected to be in the range of $33.5 million to $34.5 million.
•	Non-GAAP net loss is expected to be in the range of $5.0 million to $6.0 million or $0.11 to $0.13 per share, on 47.6 million weighted average shares outstanding.

Full Year 2016

•	Total revenue is expected to be in the range of $120.8 million to $121.8 million.
•	Total non-GAAP revenue is expected to be in the range of $121.5 million to $122.5 million.
•	Non-GAAP net loss is expected to be in the range of $18.0 million to $19.0 million or $0.42 to $0.45 per share, on 42.4 million weighted average shares outstanding.

Guidance for non-GAAP revenue excludes the impact of purchase accounting to revenues resulting from the acquisition of Runbook B.V., or the Runbook Acquisition.  For a reconciliation of non-GAAP revenue guidance to the most directly comparable U.S. GAAP measure, or revenues, please see the section titled “Reconciliation of Forward-Looking Guidance for Non-GAAP Revenues to GAAP Revenues.”

Guidance for non-GAAP net loss and net loss per share adjusted for the impact of the benefit from income taxes that we were able to recognize as a result of the deferred tax liabilities associated with the intangible assets established upon the acquisition of the Company by its principal stockholders in 2013, or the 2013 Acquisition, and the Runbook Acquisition, the impact of purchase accounting to revenues resulting from the Runbook Acquisition, amortization of acquired intangible assets resulting from the 2013 Acquisition and the Runbook Acquisition, stock-based compensation, accretion of debt discount pertaining to the term loan BlackLine entered into under its credit facility in September 2013, or the 2013 Term Loan, accretion of warrant discount relating to warrants issued in connection with the 2013 Term Loan, the change in fair value of contingent consideration, the change in fair value of the common stock warrant liability and costs related to the Runbook Acquisition.  Reconciliations of non-GAAP net loss and net loss per share guidance to the most directly comparable U.S. GAAP measures, or net loss and net loss per share, are not available on a forward-looking basis without unreasonable efforts due to the unpredictability and complexity of the charges excluded from non-GAAP net loss and net loss per share.  The Company expects the variability of the above changes could have a significant, and potentially unpredictable, impact on its future GAAP net loss and net loss per share.

Quarterly Conference Call

BlackLine, Inc. will hold a conference call to discuss its third quarter results at 2:00 p.m. pacific time on Wednesday, November 30, 2016.  A live audio webcast will be accessible on BlackLine’s investor relations website at http://investors.blackline.com.  The call can also be accessed domestically at (844) 229-7595 and internationally at (314) 888-4260, passcode 16664126.  A telephonic replay will be available through Wednesday, December 7, 2016 at (855) 859-2056 or (404) 537-3406, passcode 16664126.  A replay of the webcast will be available at http://investors.blackline.com for 12 months.  BlackLine has used, and intends to continue to use, its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About BlackLine

BlackLine, Inc. is a provider of cloud-based solutions for Finance & Accounting (F&A) that centralize and streamline financial close operations and other key F&A processes for midsize and large organizations.  BlackLine’s platform is used by over 1,600 customers worldwide, spanning more than 156,000 users across 120+ countries. For more information about BlackLine, Inc., visit http://www.blackline.com/.

Forward-looking Statements

This release and the quarterly conference call referenced above contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology.  Forward-looking statements in this release and quarterly conference call include, but are not limited to, statements regarding BlackLine’s future financial and operational performance, including, without limitation, GAAP and non-GAAP guidance, expectations regarding gross margin and operating expenses, the Company’s expectation that it will have positive cash flows in a specified time period, the impact of seasonality on the Company’s financial results, market opportunity, the demand for and benefits from the use of BlackLine’s current and future solutions, growth strategies including international expansion, customer growth, extension of distribution channels and product innovation, expectations for hiring new talent and the integration of Runbook, including its contributions to the Company’s financial performance.

Any forward-looking statements contained in this press release or the quarterly conference call are based upon BlackLine’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties.  If any of these risks or uncertainties materialize or if any assumptions prove incorrect, actual performance or results may differ materially from those expressed in or suggested by the forward looking statements.  These risks and uncertainties include, but are not limited to risks related to the Company’s ability to attract new customers and expand sales to existing customers; the extent to which customers renew their subscription agreements; the Company’s ability to manage growth effectively, including additional headcount and entry into new geographies; the Company’s ability to provide successful enhancements, new features and modifications to its software solutions; the Company’s ability to develop new products and software solutions and the success of any new product and service introductions; the success of the Company’s strategic relationships with technology vendors and business process outsourcers; any breaches of the Company’s security measures; a disruption in the Company’s hosting network infrastructure; costs and reputational harm that could result from defects in the

Company’s solution; the loss of any key employees; continued strong demand for the Company’s software in the United States, Europe, Asia Pacific and Latin America; the Company’s ability to compete as the financial close management provider for organizations of all sizes; the timing and success of solutions offered by competitors; changes in the proportion of the Company’s customer base that is comprised of enterprise or mid-sized organizations; the Company’s ability to expand its enterprise and mid-market sales teams and effectively manage its sales forces; failure to protect the Company’s intellectual property; the Company’s ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such transactions; unpredictable macro-economic conditions; seasonality; changes in current tax or accounting rules; acts of terrorism or other vandalism, war or natural disasters; and other risks and uncertainties described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our final prospectus related to our initial public offering, which was filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933 on October 28, 2016.  Forward-looking statements should not be read as a guarantee of future performance or results, and you should not place undue reliance on such statements.  Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, BlackLine has provided in this release and the quarterly conference call held on November 30, 2016 certain financial measures that have not been prepared in accordance with GAAP defined as “non-GAAP financial measures,” which include (i) non-GAAP revenues, (ii) non-GAAP gross profit and non-GAAP gross margin, (iii) non-GAAP operating expenses, (iv) non-GAAP loss from operations, (v) non-GAAP net loss and non-GAAP net loss per share, and (vi) free cash flow.

BlackLine’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating BlackLine’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses.  However, it is important to note that the particular items BlackLine excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Non-GAAP Revenues. Non-GAAP revenues are defined as GAAP revenues adjusted for the impact of purchase accounting resulting from the Runbook Acquisition.  The Company believes that presenting non-GAAP revenues is useful to investors as it more fully reflects its core revenue growth rate for the three and nine months ended September 30, 2016.

Non-GAAP Gross Profit and Non-GAAP Gross Margin.  Non-GAAP gross profit is defined as non-GAAP revenues less GAAP cost of revenue adjusted for the impact of purchase accounting resulting from the Runbook Acquisition, the amortization of acquired developed technology resulting from the 2013 Acquisition and the Runbook Acquisition, and stock-based compensation. Non-GAAP gross margin is defined as non-GAAP gross profit divided by non-GAAP revenues. BlackLine believes that presenting non-GAAP gross margin is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison of gross margin between periods.

Non-GAAP Operating Expenses.  Non-GAAP operating expenses include (a) non-GAAP sales and marketing expense, (b) non-GAAP research and development expense and (c) non-GAAP general and administrative expense.  Non-GAAP sales and marketing expense is defined as GAAP sales and marketing expense adjusted for the amortization of acquired intangibles resulting from the 2013 Acquisition and the Runbook Acquisition and stock-based compensation.  Non-GAAP research and development expense is defined as GAAP research and development expense adjusted for stock-based compensation.  Non-GAAP general and administrative expense is defined as GAAP general and administrative expense as adjusted for the amortization of acquired intangibles resulting from the 2013 Acquisition and Runbook Acquisition, stock-based compensation, change in fair value of contingent consideration and acquisition costs related to the Runbook Acquisition.  BlackLine believes that presenting each of the non-GAAP operating expenses is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison of operating expenses between periods.

Non-GAAP Loss from Operations. Non-GAAP loss from operations is defined as GAAP loss from operations adjusted for the impact of purchase accounting to revenues resulting from the Runbook Acquisition, the amortization of acquired intangible assets resulting from the 2013 Acquisition and the Runbook Acquisition, stock-based compensation, change in fair value of contingent consideration and acquisition costs related to the Runbook Acquisition. The Company believes that presenting non-GAAP loss from operations is useful to investors as it eliminates the impact of items that have been impacted by the 2013 Acquisition and the

Runbook Acquisition, purchase accounting and other related costs in order to allow a direct comparison of loss from operations between all periods presented.

Non-GAAP Net Loss. Non-GAAP net loss is defined as GAAP net loss adjusted for the impact of the benefit from income taxes that we were able to recognize as a result of the deferred tax liabilities associated with the intangible assets established upon the 2013 Acquisition and the Runbook Acquisition, the impact of purchase accounting to revenues resulting from the Runbook Acquisition, amortization of acquired intangible assets resulting from the 2013 Acquisition and the Runbook Acquisition, stock-based compensation, accretion of debt discount pertaining to the 2013 Term Loan, accretion of warrant discount relating to warrants issued in connection with the 2013 Term Loan, the change in the fair value of contingent consideration, the change in fair value of the common stock warrant liability and costs related to the Runbook Acquisition.  The Company believes that presenting non-GAAP net loss is useful to investors as it eliminates the impact of items that have been impacted by the 2013 Acquisition and the Runbook Acquisition, purchase accounting and other related costs in order to allow a direct comparison of net loss between all periods presented.

Free Cash Flow. Free cash flow is defined as cash flows provided by (used in) operating activities less cash flows used in investing activities related to purchase of property and equipment and capitalized software development. BlackLine believes that presenting free cash flow is useful to investors as it provides a measure of the Company’s liquidity used by management to evaluate the amount of cash generated by the Company’s business including the impact of purchases of property and equipment and cost of capitalized software development.

Use of Operating Metrics

BlackLine has provided in this release and the quarterly conference call held on November 30, 2016 certain operating metrics, including (i) number of customers, (ii) number of users and (iii) dollar-based net revenue retention rate, which BlackLine uses to evaluate its business, measure its performance, identify trends affecting its business, formulate financial projections and make strategic decisions.  These operating metrics exclude the impact of Runbook licensed customers and users as these customers did not have an active subscription agreement with BlackLine as of September 30, 2016.

Dollar-based Net Revenue Retention Rate.  Dollar-based net revenue retention rate is calculated as the implied monthly subscription and support revenue at the end of a period for the base set of customers from which the Company generated subscription revenue in the year prior to the calculation, divided by the implied monthly subscription and support revenue one year prior to the date of calculation for that same customer base. This calculation does not reflect implied monthly subscription and support revenue for new customers added during the one-year period but does include the effect of customers who terminated during the period.  Implied monthly subscription and support revenue is defined as the total amount of minimum subscription and support revenue contractually committed to, under each of BlackLine’s customer agreements over the entire term of the agreement, divided by the number of months in the term of the agreement.  BlackLine believes that dollar-based net revenue retention rate is an important metric to measure the long-term value of customer agreements and the Company’s ability to retain and grow its relationships with existing customers over time.

Number of Customers. A customer is defined as an entity with an active subscription agreement as of the measurement date. In situations where an organization has multiple subsidiaries or divisions, each entity that is invoiced as a separate entity is treated as a separate customer. However, where an existing customer requests its invoice be divided for the sole purpose of restructuring its internal billing arrangement without any incremental increase in revenue, such customer continues to be treated as a single customer.  BlackLine believes that its ability to expand its customer base is an indicator of the Company’s market penetration and the growth of its business.

Number of Users. Since BlackLine’s customers generally pay fees based on the number of users of its platform within their organization, the Company believes the total number of users is an indicator of the growth of its business.

BlackLine, Inc.

Consolidated Balance Sheets

(in thousands, except share data and par value)

(unaudited)

	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$19,586	$15,205
Accounts receivable, net	36,761	24,235
Deferred sales commissions	7,229	6,246
Prepaid expenses and other current assets	4,456	2,801
Total current assets	68,032	48,487
Capitalized software development costs, net	4,113	2,967
Property and equipment, net	11,857	12,419
Intangible assets, net	57,434	56,828
Goodwill	185,052	163,154
Other assets	4,747	2,895
Total assets	$331,235	$286,750
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,456	$4,648
Accrued expenses and other current liabilities	17,485	15,012
Deferred revenue	69,774	52,750
Short-term portion of contingent consideration	2,008	2,008
Total current liabilities	97,723	74,418
Term loan, net	64,836	28,267
Common stock warrant liability	5,200	5,500
Contingent consideration	3,137	2,859
Deferred tax liabilities	3,874	5,907
Other long-term liabilities	3,917	3,631
Total liabilities	178,687	120,582
Commitments and contingencies
Stockholders’ equity:
Common stock	413	407
Treasury stock	—	(254)
Additional paid-in capital	223,805	214,171
Accumulated deficit	(71,670)	(48,156)
Total stockholders’ equity	152,548	166,168
Total liabilities and stockholders’ equity	$331,235	$286,750

BlackLine, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues
Subscription and support	$30,853	$20,786	$83,830	$56,666
Professional services	1,343	875	3,953	2,467
Total revenues	32,196	21,661	87,783	59,133
Cost of revenues
Subscription and support	6,440	5,119	18,515	14,220
Professional services	1,101	824	3,029	2,162
Total cost of revenues	7,541	5,943	21,544	16,382
Gross profit	24,655	15,718	66,239	42,751
Operating expenses
Sales and marketing	19,037	14,740	56,279	39,694
Research and development	5,087	4,904	15,552	12,938
General and administrative	7,698	5,916	19,633	14,968
Total operating expenses	31,822	25,560	91,464	67,600
Loss from operations	(7,167)	(9,842)	(25,225)	(24,849)
Other expense
Interest expense, net	(1,294)	(822)	(3,134)	(2,466)
Change in fair value of the common stock warrant liability	—	80	300	(170)
Other expense, net	(1,294)	(742)	(2,834)	(2,636)
Loss before income taxes	(8,461)	(10,584)	(28,059)	(27,485)
Benefit from income taxes	(1,842)	(3,849)	(4,564)	(9,958)
Net loss	$(6,619)	$(6,735)	$(23,495)	$(17,527)
Net loss per share, basic and diluted	$(0.16)	$(0.17)	$(0.58)	$(0.43)
Weighted average common shares outstanding, basic and diluted	40,824,314	40,655,741	40,746,481	40,550,742

BlackLine, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Cash flows provided by (used in) operating activities
Net loss	$(6,619)	$(6,735)	$(23,495)	$(17,527)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,356	3,701	12,690	10,630
Accretion of debt discount and paid in kind interest	871	686	2,083	2,008
Change in fair value of common stock warrant liability	—	(80)	(300)	170
Change in fair value of contingent consideration	135	13	278	39
Stock-based compensation	1,360	1,560	4,534	3,870
Deferred income taxes	(1,920)	(3,848)	(4,820)	(10,018)
Changes in operating assets and liabilities, net of effects of the business acquisition:
Accounts receivable	(8,525)	(3,119)	(9,933)	(6,939)
Deferred sales commissions	(922)	(739)	(983)	(2,560)
Prepaid expenses and other current assets	127	(201)	(936)	110
Other assets	(180)	4	(150)	(220)
Accounts payable	1,175	1,822	3,250	1,220
Accrued expenses and other current liabilities	4,621	1,911	1,886	4,558
Deferred revenue	9,784	6,274	17,535	12,467
Other long-term liabilities	(124)	(17)	(590)	2,042
Net cash provided by (used in) operating activities	4,139	1,232	1,049	(150)
Cash flow used in investing activities
Acquisitions, net of cash acquired	(31,488)	—	(31,488)	—
Capitalized software development costs	(854)	(647)	(2,326)	(1,506)
Purchase of property and equipment	(406)	(2,142)	(1,308)	(7,346)
Net cash used in investing activities	(32,748)	(2,789)	(35,122)	(8,852)
Cash flows from financing activities
Proceeds from long-term debt, net of issuance costs	29,629	—	34,469	—
Principal payments on capital lease obligations	—	—	(124)	—
Proceeds from issuance of common stock	3,075	—	3,075	—
Payments of initial public offering costs	(50)	—	(1,162)	—
Repurchase of common stock	—	(29)	—	(29)
Proceeds from exercise of stock options	1,894	96	2,196	1,339
Net cash provided by financing activities	34,548	67	38,454	1,310
Net increase (decrease) in cash and cash equivalents	5,939	(1,490)	4,381	(7,692)
Cash and cash equivalents, beginning of period	13,647	19,505	15,205	25,707
Cash and cash equivalents, end of period	$19,586	$18,015	$19,586	$18,015

BlackLine, Inc.

Consolidated Statements of Cash Flows

Supplemental Disclosures of Cash Flow Information

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Supplemental disclosures of cash flow information
Cash paid for interest	$447	$141	$924	$404
Cash paid for income taxes	$35	$7	$176	$13
Non-cash financing and investing activities
Capitalized software development costs included in accounts payable and accrued expenses and other current liabilities	$107	$75	$107	$75
Purchases of property and equipment included in accounts payable and accrued expenses and other current liabilities	$149	$1,557	$149	$1,557
Stock-based compensation capitalized for software development	$26	$16	$70	$46
Deferred initial public offering costs in accounts payable and accrued expenses and other current liabilities	$2,186	$203	$2,186	$203
Term loan issuance costs included in accounts payable and accrued expenses and other current liabilities	$143	$—	$143	$—

BlackLine, Inc.

Reconciliations of Non-GAAP Financial Measures

(in thousands, except percentages and share and per share data)

(unaudited)

	Three Months Ended, September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Non-GAAP Revenues:
Revenues	$32,196	$21,661	$87,783	$59,133
Purchase accounting adjustment to revenues	179	—	179	—
Total Non-GAAP Revenues	$32,375	$21,661	$87,962	$59,133
Non-GAAP Gross Profit:
Gross Profit	$24,655	$15,718	$66,239	$42,751
Purchase accounting adjustment to revenues	179	—	179	—
Amortization of developed technology	1,595	1,535	4,664	4,604
Stock-based compensation expense	150	126	425	351
Total Non-GAAP Gross Profit	$26,579	$17,379	$71,507	$47,706
Gross Margin	76.6%	72.6%	75.5%	72.3%
Non-GAAP Gross Margin	82.1%	80.2%	81.3%	80.7%
Non-GAAP Loss from Operations:
Loss from operations	$(7,167)	$(9,842)	$(25,225)	$(24,849)
Purchase accounting adjustment to revenues	179	—	179	—
Amortization of intangibles	3,138	3,023	9,184	9,069
Stock-based compensation	1,360	1,560	4,534	3,870
Change in fair value of contingent consideration	135	13	278	39
Acquisition related costs	1,372	—	1,372	—
Total Non-GAAP Loss from Operations	$(983)	$(5,246)	$(9,678)	$(11,871)
Non-GAAP Net Loss:
Net Loss	$(6,619)	$(6,735)	$(23,495)	$(17,527)
Benefit from income taxes	(1,926)	(3,824)	(4,821)	(9,975)
Purchase accounting adjustment to revenues	179	—	179	—
Amortization of intangibles	3,138	3,023	9,184	9,069
Stock-based compensation	1,360	1,560	4,534	3,870
Accretion of debt discount	96	57	242	171
Accretion of warrant discount	69	69	207	207
Change in fair value of contingent consideration	135	13	278	39
Change in fair value of common stock warrant liability	—	(80)	(300)	170
Acquisition related costs	1,372	—	1,372	—
Total Non-GAAP Net Loss	$(2,196)	$(5,917)	$(12,620)	$(13,976)
Non-GAAP Net Loss per Share	$(0.05)	$(0.15)	$(0.31)	$(0.34)
Weighted Average Common Shares Outstanding, Basic and Diluted	40,824,314	40,655,741	40,746,481	40,550,742

BlackLine, Inc.

Reconciliations of Non-GAAP Financial Measures

(in thousands)

(unaudited)

	Three Months Ended, September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Non-GAAP Sales and Marketing Expense:
Sales and marketing expense	$19,037	$14,740	$56,279	$39,694
Amortization of intangibles	896	872	2,640	2,616
Stock-based compensation expense	501	602	1,834	1,747
Total Non-GAAP Sales and Marketing Expense	$17,640	$13,266	$51,805	$35,331
Non-GAAP Research and Development Expense:
Research and development expense	$5,087	$4,904	$15,552	$12,938
Stock-based compensation expense	198	160	532	420
Total Non-GAAP Research and Development Expense	$4,889	$4,744	$15,020	$12,518
Non-GAAP General and Administrative Expense:
General and administrative expense	$7,698	$5,916	$19,633	$14,968
Amortization of intangibles	647	616	1,880	1,849
Stock-based compensation	511	672	1,743	1,352
Change in fair value of contingent consideration	135	13	278	39
Acquisition related costs	1,372	—	1,372	—
Total Non-GAAP General and Administrative Expense	$5,033	$4,615	$14,360	$11,728
Total Non-GAAP Operating Expense	$27,562	$22,625	$81,185	$59,577
Free Cash Flow:
Cash flows provided by operating activities	$4,139	$1,232	$1,049	$(150)
Capitalized software development costs	(854)	(647)	(2,326)	(1,506)
Purchase of property and equipment	(406)	(2,142)	(1,308)	(7,346)
Free Cash Flow	$2,879	$(1,557)	$(2,585)	$(9,002)

BlackLine, Inc.

Reconciliation of Forward-Looking Guidance for Non-GAAP Revenue to GAAP Revenue

(in millions)

(unaudited)

	Three Months Ended, December 31, 2016		Year Ended December 31, 2016,
	From	To	From	To
Non-GAAP Revenues:
Revenues	$33.0	$34.0	$120.8	$121.8
Purchase accounting adjustment to revenues	0.5	0.5	0.7	0.7
Total Non-GAAP Revenues	$33.5	$34.5	$121.5	$122.5

Investor Relations Contact:

The Blueshirt Group

Christine Greany

858.523.1732

christine@blueshirtgroup.com

Media Relations Contact:

The Blueshirt Group

Jeff Fox

415.828.8298

jeff@blueshirtgroup.com